SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      / /      Preliminary Proxy Statement
      / /      Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
      / /      Definitive Proxy Statement
      /X/      Definitive Additional Materials
      / /      Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 WHX CORPORATION
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                   (Name of Persons(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

      /X/      No fee required.

      / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)       Title of each class of securities to which transaction applies:

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     (2)       Aggregate number of securities to which transaction applies:

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     (3)       Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)       Proposed maximum aggregate value of transaction:


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     (5)       Total fee paid:
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     /  /      Fee paid previously with preliminary materials:
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     /  /      Check  box if any  part  of the  fee is  offset  as  provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)       Amount Previously Paid:

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     (2)       Form, Schedule or Registration Statement No.:

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     (3)       Filing Party:

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     (4)       Date Filed:

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

FOR IMMEDIATE RELEASE

                        WHX CONFIDENT OF GIX STOCKHOLDER
                            SUPPORT FOR WHX PROPOSALS

New York - June 17, 1999 - WHX Corporation (NYSE:WHX) announced today that, based on the proxies it has submitted to Corporation Trust Company, the independent inspector of elections, it is confident that its nominee to Global Industrial Technologies' (NYSE: GIX) Board of Directors will be elected by a significant margin. Additionally, WHX believes its proposals for the declassification of the board and the redemption of the poison pill have received overwhelming support from Global's stockholders.

WHX issued the following statement:

"We are pleased that, after two delays, GIX shareholders have finally been given the opportunity to exercise their voting rights and elect their director of choice. This strong message further strengthens our commitment to maximize value for all GIX stockholders. We hope to be able to get to work immediately on behalf of GIX stockholders without any further dilatory delaying tactics by GIX."

WHX is a holding company that has been structured to invest in and/or acquire a diverse group of businesses on a decentralized basis. WHX's primary businesses currently are Handy & Harman, a diversified manufacturing company whose strategic business segments encompass, among others, specialty wire and tubing, and precious metals plating, stamping and fabrication, and Wheeling-Pittsburgh Steel Corporation, a vertically integrated manufacturer of value-added and flat rolled steel products. WHX's other businesses include Unimast Incorporated, a leading manufacturer of steel framing and other products for commercial and residential construction and WHX Entertainment Corp., a co-owner of a racetrack and video lottery facility located in Wheeling, West Virginia.

                                      # # #

Contacts:
Abernathy MacGregor Frank
Patricia Sturms/Kate Huneke
(212) 371-5999